Exhibit 10.9

STERLING BUILDING LEASE AGREEMENT

LEASE AGREEMENT (“Lease”) is made and entered into this 31st day of March, 2006, by and between JOSEPH VANCE BUILDING LIMITED PARTNERSHIP, a Washington limited partnership (“Landlord”), and IMPERIUM RENEWABLES, INC., a Washington corporation (“Tenant”).

1.	Nonstandard Provisions. The subsections of this Section 1 constitute the nonstandard provisions of this Lease and are referred to elsewhere herein.

(a) Lease Date:	March 31, 2006

(b) Landlord:	JOSEPH VANCE BUILDING LIMITED PARTNERSHIP, a Washington limited partnership

(c) Landlord’ Notice Address:	c/o Weiss-Jenkins Properties
1402 Third Avenue, Suite 601
Seattle, WA 98101
Attn: Frederic S. Weiss
Phone: (206)292-9700
Fax: (206)343-4883

(d) Tenant:	IMPERIUM RENEWABLES, INC., a Washington corporation

(e) Tenant’s Notice Address:	Imperium Renewables, Inc.
6333 First Avenue South
Seattle, WA 98108
Attn: Zanetha Matisse
Phone: 206-767-5095
Fax: 206-767-5096

(f)

Premises, Building and Land. The premises consist of 5,901 rentable square feet of office space in Suite 300 (the “Premises”) on the 3rd Floor of the Sterling Building located at 1418 Third Avenue, Seattle, King County, Washington (the “Building”), upon the real property legally described as Lot 8, Block 21, plat of an addition to the town of Seattle, as laid out by A. A. Denny, (commonly known as A.A. Denny’s Third Addition to the City of Seattle) according to the plat thereof, recorded in Volume 1 of Plats, Page 33, in King County, Washington, except the westerly 9 feet thereof, condemned for 3rd Avenue, by King County Superior Court Cause Number 54135 (the “Land”).

(g)

Building: Pro Rata Share. The Building contains 17,110 rentable square feet. The top two floors of the Building contain 11,802 rentable square feet for general office purposes (the “Office Space”), and the lower floor contains 5,308 rentable square feet for retail purposes. “Tenant’s Pro Rata Share of the Building” is 34.5%. “Tenant’s Pro Rata Share of Office Space” is 50%.

(h)	Lease Term. The Lease term shall be for twenty-four (24) months, commencing on April 1, 2006 (the “Commencement Date”), and ending on March 30, 2008 (the “Lease Term”) subject to an option to extend as set forth in Section 3.

(i)	Monthly Base Rent. The monthly base rent for the Premises (“Monthly Base Rent”) shall be as follows:

Lease Months	$ / Month
1 - 12	$10,818.00
13 - 24	$11,310.00

(j)	Security Deposit: $11,310.00

(k)	Rent Paid Upon Execution of Lease. $10,818.00, due on mutual execution of this Lease and applied to first month’s rent.

(I)	Permitted Use of Premises. Tenant shall use the Premises only for general office purposes and for no other purposes whatsoever without Landlord’s prior written consent.

(m)	Exhibits. The following exhibits are made a part of this Lease:

Exhibit A	Floor Plan of Premises
Exhibit B	Rules and Regulations of Building
Exhibit C	Intentionally Deleted
Exhibit D	Form of Estoppel Certificate
Exhibit E	Form of Subordination, Nondisturbance and Attornment Agreement

2.	Premises. Landlord hereby Leases to Tenant, and Tenant hereby Leases from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(f). The rentable square feet of the Premises, as stated in Section 1(f) above, shall be calculated according to Building Owners and Managers. Association International (“BOMA”) standards, namely, the “Standard Method for Measuring Floor Area in Office Buildings ANSI—BOMA Z-65.1-1996”.

Tenant shall have the non-exclusive right (in common with other tenant’s, Landlord and any other person granted use by Landlord) to use all areas and facilities outside the Premises and within the exterior boundary line, of the Land that are, from time to time, provided and designated by Landlord for the non-exclusive use to Landlord, Tenant and other tenants of the Building and their respective employees, guests and. invitees (“Common Areas”).

3.	Term. The Lease Term shall be as stated in Section 1(h).

4.	Rent. Tenant shall pay to Landlord the Monthly Base Rent stated in Section 1(i), together with Additional Rent as provided in Section 9 and any other additional payments due under this Lease, without deduction or offset, in lawful money of the United States in advance on the first day of each calendar month during the Lease Term at the notice address set forth in Section 1(c) above, or at such other place as Landlord may from time to time designate in writing. Rent payable for any period of less than one calendar month shall equal 1/30 of the Monthly Base Rent and Additional Rent for each day of such period. Monthly Base Rent and Additional Rent are collectively referred to herein as “Rent.” If any Rent is not received by Landlord from Tenant within five (5) days after such Rent is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the amount due and such amount shall bear interest from the date due until paid, at the rate of twelve percent (12%) per annum. Such late charge and interest shall be paid by Tenant to Landlord upon Landlord’s demand.

5.	Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord a sum equal to the amount stated in Section 1(j) as security for the performance by Tenant of every covenant and condition of this Lease. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain such sums separate and apart from Landlord’s general funds or may commingle them with Landlord’s general or other funds. Landlord is not required to pay Tenant interest on such sums, or any portion thereof. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of rent, Landlord may apply the whole or a part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required to spend by reason of Tenant’s default. Any amounts spent by Landlord pursuant to the terms of this Lease shall be replenished by Tenant within thirty (30) days following receipt of notice from Landlord. If Tenant complies with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at the option of Landlord, to the last assignee of Tenant’s interest in this Lease) at the expiration of the Lease Term.

6.

Use. Tenant shall use and occupy the Premises during the entire Lease term only for the purpose stated in Section 1(1) and for no other purposes whatsoever without the written consent of Landlord. No use shall be made of the Premises, nor any act done in or about the Premises in violation of any applicable law, rule, regulation, ordinance or governmental decree, or which will increase the existing rate of insurance upon the Building or the Land. Tenant shall not commit or allow to be committed any waste upon the other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises that will cause any substantial noise or vibration. If any of Tenant’s office machines and equipment disturb the quiet enjoyment of any other tenant in, the Building, then Tenant shall, at its sole cost and expense, but only after obtaining Landlord’s consent to do so, provide adequate insulation or take such other actions as may be necessary to eliminate the disturbance. Tenant shall observe such reasonable rules and regulations as may be adopted and published from time to time by Landlord for the safety, care and cleanliness of the Premises or the Building and the preservation of good order therein. A copy of the current rules and regulations for the Building are attached as Exhibit B to this Lease.

7.	Possession and Acceptance

(a)	Tenant’s Right of Possession. During the term of the Lease, Tenant shall have access to the Premises twenty-four (24): hours per day, 3.65 days per year. Tenant shall be entitled to possession of the Premises upon. the Commencement Date of -this Lease; provided, however, Tenant may have access to the Premises upon mutual execution of this Lease for the purpose of installing its furniture, fixtures, equipment and communications equipment. During the period prior to the Commencement Date (the “Early Entry Period”), all of the terms and conditions of this Lease shall apply, with the exception of Tenant’s obligation to pay Rent.

(b)	Acceptance. The Premises are leased by Landlord and accepted by Tenant in an “AS-IS” condition as of the Commencement Date.

(c)	Delay in Delivering Possession. If Landlord fails to (i) to substantially complete any improvements to the Premises required to be performed under Exhibit C hereto, or (ii) to deliver possession of the Premises for any other reason, then Landlord shall not be liable for any damage .caused .thereby, nor shall this Lease become void or voidable or the Lease term be extended, but in such event, no rent shall be payable by Tenant to Landlord until Landlord delivers possession of the Premises to Tenant.

8.	Services Provided By Landlord. Landlord shall maintain the Common Areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition except for damage occasioned by the act of Tenant.

Landlord shall furnish the Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air conditioning and elevator service, during the ordinary business hours of the Building (from 7:00 am. to 7:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays (except legal holidays)). Landlord shall also provide lighting replacement for Landlord-furnished lighting and window washing with reasonable frequency. Landlord, at its cost, shall also provide janitorial service to the Premises two (2) times per week.

Landlord shall not be liable to Tenant for any loss or damage caused by or resulting from variation, interruption or any failure of said services due to any cause beyond Landlord’s reasonable control, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike or conditions or events not under Landlord’s reasonable control shall be deemed as an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder. For the purposes of this Section 8, the term “temporary” is defined as a period of less than ten (10) business days.

Electrical service to the Premises is separately metered. All electricity for the operation of the Premises and any special air-conditioning units (such as those that may be required for computer centers), shall be at Tenant’s expense, and is payable to Landlord as Additional Rent hereunder. The Monthly Base Rent stated in Section I(i) does not include any amount to cover the cost of furnishing electricity to the Premises (except electricity for the operation of building-standard heating, ventilating and air conditioning).

9.	Operating Expenses.

(a)	Definitions. As used herein, the following terms have the following respective meanings unless the context otherwise specifies or clearly requires.

(1)	“Base Year Operating Expenses” means Operating expenses for the calendar year 2006 (the “Base Year”) multiplied by Tenant’s Pro Rata Share of the Building or Tenant’s Pro Rata Share of the Office Space, as appropriate, and subject to a gross-up adjustment as set forth in Section 9(b)(6). Because this is a base year lease, Tenant’s first monthly payment of Additional Rent shall be for January 2007.

(2)	“Operating Expenses” means the total cost and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, Building or Land, or any part thereof, including, but not limited to, the following:

(A)	amounts paid as a management fee to oversee the operation, repair and maintenance of the Building. A management fee may be paid either to an independent property management company or to a property management company that is an affiliate of Landlord;

(B)	repairs and maintenance of the Building and Land and the cost of supplies, tools, materials, and equipment for Building and Land repairs and maintenance;

(C)	salaries, and other compensation, including vacation, holiday and other paid absences; and welfare, retirement and other fringe benefits that are paid to employees, independent contractors or agents of Landlord engaged in the operation, repair, management, or maintenance of the Premises, Building and/or Land;

(D)	all real property taxes and currently due installments of assessments, special or otherwise, which are imposed upon the Premises, Building and Land, together with reasonable legal fees, costs, and disbursements incurred for proceedings to contest, determine, or reduce real estate taxes, but only to the extent real estate taxes are actually reduced;

(E)	premiums and other charges incurred by Landlord for insurance on the Premises, Building and Land as Landlord deems reasonably necessary, including:

(i)	fire insurance, extended coverage insurance, windstorm, hail, and explosion insurance, and rental interruption insurance;

(ii)	public liability and property damage insurance;

(iii)	elevator insurance;

(iv)	boiler and machinery insurance; sprinkler leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials;

(v)	all other insurance on the Premises, Building and Land carried by Landlord;

(F)	costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance and security of the Premises, Building and Land, such as janitorial services for the common areas and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing, and mechanical equipment, and the cost of materials, tools, supplies, and equipment used for inspection and servicing;

(G)	costs incurred for electricity, water, gas, fuel, or other utilities (except to the extent separately metered to the Premises and paid directly by Tenant to the utility provider);

(H)	payroll taxes, federal taxes, state and local unemployment taxes, and social security taxes paid for employees of building management personnel;

(I)	sales, use, and excise taxes on goods and services purchased by Landlord;

(J)	license, permit, and inspection fees;

(K)	accounting fees, including tenant expense accounting;

(L)	legal fees, costs, and disbursements but excluding those

(i)	relating to disputes with other tenants in the Building,

(ii)	based upon Landlord’s negligence or other tortious conduct,

(iii)	relating to enforcing any leases except for enforcing lease provisions for the benefit of the Building tenants generally, or

(iv)	relating to the defense of Landlord’s title to, or interest in, the Land;

(M)	parking expenses, including expenses Landlord incurs for procuring off-site parking necessary to meet parking requirements associated with the Building or the Land; and

(N)	other costs reasonably necessary to operate, repair, manage, and maintain the Premises, Building and Land in a first-class manner and condition.

In addition, Operating Expenses may be adjusted to include Major Maintenance Expenses described in Section 9(a)(6) below.

Operating Expenses shall not include the following: janitorial service to the Premises as set forth in Section 8; depreciation on the Building; costs of tenants’ improvements; real estate commissions; capital items (except that Operating Expenses shall include the cost of any capital improvements made to the Building as a labor saving device or to effect other economies in the operation or maintenance of the Building or made after the date of this Lease that are required under any governmental law or regulation, such costs to be amortized over such reasonable period as Landlord shall determine, together with interest at a rate per annum equal to twelve percent (12%) or such higher rate as may be paid by Landlord on funds borrowed for the purpose of constructing such capital improvements).

(3)	“Actual Operating Expenses” means the actual expenses paid or incurred by Landlord for Operating Expenses during any calendar year of the term hereof, plus the amortized portion of any Major Maintenance Expenses allocated to such calendar year.

(4)	“Actual Operating Expenses Allocable to the Premises” means Tenant’s Pro Rata Share of the Actual Operating Expenses determined by multiplying Tenant’s Pro Rata Share of the Building or Tenant’s Pro Rata Share of the Office Space, described in Section 1(g) above, as appropriate, by Actual Operating Expenses.

(5)	“Estimated Operating Expenses Allocable to the Premises” means Landlord’s estimate of Operating Expenses Allocable to the Premises for a

prospective calendar year to be given by Landlord to Tenant pursuant to Section 9(b) below.

(6)	“Major Maintenance Expenses” means the actual expenses paid or incurred by Landlord for repairs and maintenance for the Building and the Land that Landlord determines to amortize over time and charge to tenants over that extended period of time. For example, exterior painting may be determined by Landlord to be a Major Maintenance Expense to be amortized over several years as an Operating Expense.

(b)	Additional Rent. For each calendar year during this Lease, or portion thereof, in addition to the Monthly Base Rent as provided in Section 1(i) above, Tenant shall also pay “Additional Rent.” The term “Additional Rent” means any amount in addition to Monthly Base Rent payable by Tenant under this Lease including the amount by which Operating Expenses for each Expense Year multiplied by Tenant’s Pro Rata Share of Office Space or Tenant’s Pro Rata Share of the Building; as appropriate, exceed the Base Year 2006 Operating Expenses.

(1)	Rent Adjustment for Estimated Operating Expenses. Landlord shall, within ninety (90) days after the commencement of each calendar year following Base Year 2006 (each, an “Expense Year”), or as soon thereafter as practicable, furnish to Tenant a written statement setting forth (A) Tenant’s Pro Rata Share of Estimated Operating Expenses for such Expense Year, and (B) the amount of Additional Rent payable with each installment of the Monthly Base Rent during such Expense Year, which will equal one-twelfth (1/12) of the amount of Tenant’s Pro Rata Share of Estimated Operating Expenses for such Expense Year. If such Estimated Operating Expenses are furnished after the commencement of the Expense Year, Tenant shall also make a retroactive lump-sum payment equal to the amount of such excess multiplied by the number of months during the Expense Year for which no such adjustment was paid.

(2)

Adjustment for Actual Operating Expenses. Within ninety (90) days after the end of each Expense Year after the Base Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth Actual Operating Expenses Allocable to the Premises during the preceding Expense Year. If Actual Operating Expenses for any Expense Year exceed Estimated Operating Expenses Allocable to the Premises paid by Tenant to Landlord pursuant to subsection (b)(1) above, Tenant shall pay the amount of such excess to Landlord as Additional Rent within fifteen (15) days after receipt of such statement by Tenant. If such statement or Tenant’s audit described in subsection (b)(3) below shows such costs to be less than the amount paid by Tenant to Landlord pursuant to subsection (b)(1), then the amount of such overpayment by Tenant shall be credited to Tenant’s installment of Rent next falling due or, if such overpayment occurs in the last year of the Term, then Landlord shall pay such amount to Tenant within thirty (30) days after the determination of such overpayment.

(3)	Determinations: Audit. The determination of actual Operating Expenses and Estimated Operating Expenses shall be made by Landlord in its reasonable business judgment.

Subject to the limitations and restrictions below, Tenant shall have the right, at its sole cost and expense, upon at least thirty (30) days prior written notice, to audit Landlord’s books and records pertaining to the Operating Expenses for the immediately preceding Expense Year. Tenant’s right of audit is further subject and conditioned upon the following:

(A)	Tenant must utilize its own qualified employees or employ a nationally recognized accounting firm or other qualified accountant or professional to conduct the audit and may not have a contingent fee arrangement with the person or firm engaged to perform the audit (and shall so certify to Landlord in writing prior to conducting the audit);

(B)	Tenant must elect to conduct its audit within three (3) months following Tenant’s receipt of Landlord annual statement of Operating Expenses (but no more than once in any calendar year), time being deemed of the essence (and failing which, the annual reconciliation statement from Landlord shall be deemed correct);

(C)	The audit shall be conducted at Landlord’s designated office;

(D)	Tenant and its auditors shall be required to execute a confidentiality letter in form reasonably satisfactory to Landlord and Tenant, the effect of which will require Tenant and its auditors to refrain from divulging the contents and results of the audit to any third person, except and to the extent that disclosure is required to potential lenders, partners, assignees or purchasers of Tenant, governmental agencies or in the event of litigation, subpoena or governmental compliance; and

(E)	If Tenant undertakes an audit for any calendar year, then Tenant shall provide Landlord with a copy of the audit report.

In the event that any such audit reveals that Tenant has overpaid its proportionate share of Operating Expenses for such Expense Year, then as Tenant’s sole remedy, there shall be a prompt adjustment between Landlord and Tenant, and Landlord shall reimburse Tenant the amount of the overpayment, along with interest calculated at five percent (5%) commencing thirty (30) days following Tenant’s invoice to Landlord for such overpayments. Tenant may, alternatively, elect to have the amount of any overpayment applied to future payments falling due under this Lease. If Tenant has overpaid in excess of twenty percent (20%) in any calendar year, then Landlord shall pay to Tenant the reasonable cost of performing the audit.

(4)	Beginning of Term. If this Lease commences on a day other than the first day of a calendar year, the amount of any adjustment between Estimated Operating Expenses and Actual Operating Expenses Allocable to the Premises with respect to the calendar year in which such commencement occurs shall be prorated by multiplying the adjustment by a fraction, the numerator of which is the number of days from the commencement of this Lease to the end of the calendar year and the denominator of which is 365 or 366, as applicable; and any amount due shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Operating Expenses Allocable to the Premises with respect to such calendar year.

(5)	End of Term. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment between Estimated and Actual Expenses Allocable to the Premises with respect to the calendar year in which such termination occurs shall be prorated by multiplying the adjustment by a fraction, the numerator of which is the number of days from the commencement of such calendar year to and including such termination and the denominator of which is 365 or 366, as applicable; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Expenses Allocable to the Premises with respect to such calendar year.

(6)	“Gross-up” Adjustment. In the event the average occupancy level of the Building for any calendar year is less than ninety-five percent (95%) of full occupancy, then the Actual Operating Expenses allocable to the Premises for such year shall be “grossed up” to that amount of Operating Expenses that, using reasonable projections, would normally be incurred during the calendar year if the Building was 95% occupied during the calendar year as determined under generally accepted accounting principles consistently applied. Landlord shall provide in any statement a reasonably detailed description of how Operating Expenses were so adjusted. Only expenses which are affected by variations in occupancy levels shall be adjusted.

(c)	Nonpayment of Additional Rent. In the event of nonpayment of any Additional Rent under this Lease, Landlord shall have the same rights with respect to such nonpayment as it has with respect to any other nonpayment of Rent hereunder.

(d)	Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against all personal property of Tenant located on the Premises or the

Building. Upon request of Landlord, Tenant shall promptly provide written proof of such payment. Tenant shall also pay, prior to delinquency all taxes assessed against any improvements made to the Building or the Premises by Tenant which are billed directly to Tenant.

10.	Care of Premises, Repairs and Alteration.

(a)	Care of Premises: Repairs. Tenant shall take good care of the Premises, and if desired, shall provide janitorial service to the Premises. All damage or injury done to the Premises by Tenant, Tenant’s officers, contractors, agents, invitees, licensees or employees or by any persons who may be in or upon the Premises with the consent of Tenant shall be paid for by Tenant and Tenant shall pay for all damage to the Premises, Building and/or Land caused by Tenant’s misuse of Premises or the appurtenances thereto.

(b)	Alterations. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant requests that Landlord make any special improvements to the Premises, Landlord’s agreement to do so may, among other factors, be conditioned upon Tenant’s agreement to reimburse Landlord for all costs incurred in making the special improvements to the Premises requested by Tenant. Landlord may make any alterations or improvements that Landlord deems necessary or advisable for the preservation, safety or improvement of the Premises or the Building. All alterations, additions and improvements, except fixtures or equipment installed by Tenant that are removable with only minor damage to Premises, shall become the property of Landlord upon the termination of the Lease Term. Tenant shall, at its sole cost and expense prior to the expiration of the Lease Term, repair any damage occasioned by the removal of its equipment or fixtures from the Premises.

11.	Entry and Inspection. Tenant shall permit Landlord or its agents to enter into and upon Premises at all reasonable times on reasonable notice and during normal business hours (except in the event of an emergency, in which case Landlord may enter the Premises without notice to Tenant) or as otherwise agreed by Landlord and Tenant for the purpose of inspecting the Premises or the Building or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Nothing contained in this Section 11 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or relieving Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants for a period of 180 days prior to the expiration of the Lease Term.

Landlord shall not be liable for the consequences of admitting by passkey to the Premises any Person claiming the right of admittance, absent the gross negligence or willful misconduct of Landlord.

12.	Damage or Destruction By Fire or Other Casualty. If the Premises are destroyed or rendered untenantable, either wholly or in part, by fire or other unavoidable casualty, Landlord may, at its option, restore the Premises to their previous condition, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, unless the casualty results from the negligence or willful misconduct of Tenant, Tenant’s officers, contractors, agents, invitees, licensees or employees. Landlord may, however, in its sole discretion within thirty (30) days after the happening of such casualty, notify Tenant of its election not to restore the Premises, in which event this Lease shall terminate.

13.	Insurance.

(a)	Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control. Landlord agrees to maintain Special Form property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

(b)	Tenant’s Insurance.

(1)	Property Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Lease Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on a Special Form basis, insuring such property for the full replacement value of such property. The policy shall include Business Income and Extra Expense Endorsements at 100% of Tenant’s gross revenue for a period of six (6) months.

(2)

Liability Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Lease Term commercial general liability insurance covering bodily injury, personal and advertising injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), and a minimum general aggregate limit of Three Million Dollars ($3,000,000), with an “Additional Insured – Managers or Lessors of Premises Endorsement” and the “Amendment of the Pollution Exclusion Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss (broad form), fire legal liability, products completed operations, medical payments, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s commercial general liability insurance. All such insurance shall provide for the severability of interests of insureds, and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3)	Workers’ Compensation and Employers’ Liability Insurance. Tenant shall carry Workers’ Compensation Insurance as required by any applicable laws, throughout the Lease Term at Tenant’s sole cost and expense. Tenant shall also carry Employers’ Liability Insurance in amounts not less than Two Million Dollars ($2,000,000) each accident for bodily injury by accident; Two Million Dollars ($2,000,000) policy limit for bodily injury by disease; and Two Million Dollars ($2,000,000) each employee for bodily injury by disease, throughout the Lease Term at Tenant’s sole cost and expense.

(4)

General Insurance Requirements. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of Washington. All coverages described in this Section 13(b) shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. Tenant shall deliver to Landlord on or before the commencement date of this Lease, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same naming Landlord as additional insured on the commercial general liability policy and as additional insured/loss payee on the property insurance policy with respect to Landlord’s interest in improvements and alterations, and issued by the insurer thereunder. If Tenant fails to procure the insurance required by this Lease, or to deliver such policies or certificates, then Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent.

14.	Waiver of Subrogation. Whether the loss or damage occasioned to the Premises or the Building is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery for (1) any loss or damage to the real or personal property of either party located anywhere in the Building and including the Building itself, arising out of or incident to the occurrence of any of the perils covered by the property insurance policy specified in Section 13(a) above, or (2) loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils covered by the Business Income and Extra Expense Endorsement specified in Section 13(b)(l) above. To the extent that such risks under (1) and (2) are in fact covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

15.	Waiver; Indemnity. Tenant shall defend and indemnify Landlord, its officers, agents, employees and contractors and save harmless from and against any and all liability, damages, costs, or expenses, including reasonable attorneys’ fees, arising from any act, omission, or negligence or willful misconduct of Tenant, or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Tenant in or about the Premises, or, arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property occurring in or about the Premises, provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, or of any officer, contractor, licensee, agent, servant, employee, guest, invitee or visitor of Landlord. Landlord and Tenant agree that the foregoing indemnity specifically includes, without limitation, claims brought by Tenant’s employees against Landlord, its officers, agents, employees and contractors. THE FOREGOING INDEMNITY IS EXPRESSLY INTENDED TO CONSTITUTE A WAIVER OF EACH PARTY’S IMMUNITY UNDER WASHINGTON’S INDUSTRIAL INSURANCE ACT, RCW TITLE 51, TO THE EXTENT NECESSARY TO PROVIDE THE OTHER PARTY WITH A FULL AND COMPLETE INDEMNITY FROM CLAIMS MADE BY TENANT AND ITS EMPLOYEES, TO THE EXTENT OF THEIR NEGLIGENCE. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant, or other persons, which may be caused by the Building or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage or any water, gas, sewer, or steam pipe, or by theft, or by any act or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the gross negligence or willful misconduct of Landlord.

16.	Assignment and Subletting.

(a)	Assignment, Mortgage or Encumbrance. Except as provided below, Tenant shall not voluntarily or by operation of law assign, mortgage or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises without obtaining the prior written consent of Landlord in each instance, and any attempt to do so without first obtaining such consent shall be voidable at the option of Landlord. Landlord shall not, however, unreasonably withhold or delay such consent, but such consent shall require that such assignee, mortgagee or encumbrancer agree to be bound by all of the terms and conditions of this Lease. For purposes of the foregoing, any change in the partners or members of a Tenant, if Tenant is a partnership or limited liability company, or, if Tenant is a corporation, any transfer of substantially all of the assets of Tenant or any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of the shares of such corporation as of the date of this Lease, shall be deemed to be an assignment within the meaning of this Section 16.

(b)	Sublease. Tenant shall not sublease the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which consent shall require that such sublessee agree to be bound by all of the terms and conditions of this Lease applicable to the subleased space.

(c)	Requirements for Request for Assignment or Sublease: Standards for Consent. In the event Tenant desires to assign this Lease or sublet the Premises or any part hereof, Tenant shall give Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name, address and business of the proposed assignee or sublessee, (b) the amount and location of the space affected, (c) the proposed effective date and duration of the sublease or assignment, and (d) current financial statements of the proposed assignee or sublessee. Each request for an assignment or subletting must be accompanied by a Processing Fee, equal to no less than Five Hundred Dollars ($500) plus reasonable legal fees, in order to reimburse Landlord for expenses incurred in connection with such request.

In reviewing any request for an assignment of Tenant’s interest under this Lease or a sublease of the Premises or a portion thereof, Landlord, without limitation, may take into consideration the credit-worthiness of the proposed assignee or sublessee, the purpose for which the proposed assignee or sublessee will use the Premises, and whether the proposed assignee or sublessee is anticipated to require parking in excess of the parking allocated to Tenant under this Lease. Use and occupancy of the Premises or any portion thereof by an assignee or sublessee will be consistent with operation and maintenance of a first class office building and will not be in conflict with any other lease in the Building. Consent to one assignment, subleasing or other transfer shall not be deemed to constitute consent to any subsequent assignment, subleasing or other transfer of Tenant’s interest in this Lease. Except as otherwise expressly provided, no such assignment or sublease shall relieve Tenant of any liability under this Lease regardless of whether such liability arises by or through Tenant. Assignment or subletting shall not operate as a waiver of the necessity for a written consent to any subsequent assignment or sublease, and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

(d)	Rent from Assignee or Sublessee. In the event of any sublease or assignment to which Landlord’s consent is requested and given, Landlord and Tenant shall share on an equal basis the rent paid by Tenant’s sublessee or assignee which is in excess of the rent due under this Lease, on a per rentable square foot basis, after deducting all of Tenant’s out-of-pocket costs incurred in connection with such sublease or assignment, including commissions, improvements and leasing concessions, which costs shall be amortized over the term of the sublease or assignment. Landlord may, at its election, collect rent directly from an assignee, and, in the event of a default under the terms of this Lease by Tenant, from a sublessee.

(e)	Landlord’s Right to Recapture the Premises. With respect to any request for Landlord’s consent to an assignment or sublease, Landlord may, by written notice to Tenant, elect to terminate this Lease with respect to, and recapture from Tenant, that portion of the Premises specified in the request for assignment or sublease, as of the proposed effective date of the assignment or sublease. In such event, the area of the Premises, as defined in this Lease, shall be decreased by the portion of the Premises specified in such request, and the Monthly Base Rent, Tenant’s Pro Rata Share of the Building and all other amounts in this Lease based on the area of the Premises shall be reduced appropriately.

17.	Signs and Advertising. Tenant shall not inscribe any inscription or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld or delayed. Landlord shall, at its own cost, provide signage to Tenant (Tenant’s name and suite number) according to Building standards (a) on the directory located in the main lobby of the Building, (b) on any other directory that is a part of the Building, and (c) adjacent to the entry door to the Premises.

18.

Liens and Encumbrances. Tenant shall keep the Premises and the Building free from any liens or encumbrances, or claim of lien arising out of its build-out, use, and occupancy of the Premises, including, but not limited to, any work performed upon or materials furnished to the Premises by or on behalf of Tenant. Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, cost, or liability resulting from any such lien or claim of lien. In the event any lien or claim of lien is filed against the

Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon the request of Landlord, immediately post in favor of Landlord, at Tenant’s expense, a bond in form and amount satisfactory to Landlord and issued by a surety satisfactory to Landlord, indemnifying Landlord against all liability, costs, and expenses, including attorneys’ and collection agency fees, which Landlord may incur as a result of the lien. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance, or charge against the Premises arising from work done or materials provided to the Premises for or on behalf of Tenant, provided such proceedings suspend the collection thereof and Landlord determines that neither the Premises, the Building nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

19.	Events Of Default. Each of the following events shall be deemed to be an “Event of Default” by Tenant under this Lease:

(a)	Tenant fails to pay any installment of the rent payable by Tenant to Landlord hereunder when due, or any other payment or reimbursement to Landlord required hereunder when due, and such failure continues for a period of three (3) days after written notice thereof from Landlord.

(b)	Tenant becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors.

(c)	Tenant files a petition in bankruptcy, or Tenant is adjudged bankrupt or insolvent in proceedings filed against Tenant.

(d)	A receiver or trustee is appointed for all or substantially all of the assets of Tenant.

(e)	Tenant abandons, deserts or vacates any substantial portion of the Premises.

(f)	Tenant fails to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section 19), and does not cure such failure within twenty (20) days after written notice thereof to Tenant from Landlord.

20.	Remedies. Upon the occurrence of an Event of Default described in Section 19 above, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a)	Accelerate all rent payments due under this Lease, which shall then become immediately due and payable.

(b)

Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by any lawful means without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(c)	Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by any lawful means without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall use reasonable efforts to mitigate its damages, as required by applicable law. If Landlord is successful in reletting the Premises at rent that is in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby specifically waive any claim to such excess rent.

(d)	Enter upon the Premises, by any lawful means without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(e)	Whether or not Landlord retakes possession of or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant’s default, including attorneys’ fees. Damages shall include, without limitation: all rentals lost, all legal expenses and other related costs incurred by Landlord following Tenant’s default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions) incurred by Landlord, plus interest thereon from the date of expenditure (in the case of a reimbursement owing by Tenant to Landlord hereunder), or from the date the failure of Tenant to make such payment to Landlord became a default under Section 19(a) above (in the case of any installment of rent or other payment owing by Tenant to Landlord hereunder other than a reimbursement) until fully repaid at the rate of eighteen percent (18%) per annum.

(f)

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. No act or thing done by the Landlord or its agents during the Lease Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rent or other payments due hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.

21.	Removal of Property. If Tenant fails to remove any of its property of any nature whatsoever from the Premises or the Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord, may at its option, sell, or permit to be sold, any or all of such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion deems proper, without notice to Tenant, and shall apply the proceeds of such sale, first to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms of this Lease, and fourth, the balance, if any, to Tenant.

22.	Surrender of Possession. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures unless excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises; provided however, upon-Landlord’s request, Tenant shall remove its communications cabling and those additions, alterations, or improvements as may be specified by Landlord, and repair and restore the Premises to is original condition at Tenant’s sole cost and expense prior to expiration of the Term.

23.

Holdover. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated with thirty (30) days written notice by either party. During such tenancy the Tenant agrees to pay to Landlord an amount equal to 200% of the Monthly Base Rent most recently payable plus all

Additional Rent applicable to the holdover period, and to be bound by all terms, covenants and conditions as herein specified, so far as applicable.

24.	Subordination to Mortgage. Tenant agrees that this Lease shall be subordinate to any mortgage that may hereafter be placed by Landlord upon the Land and Building and all renewals, replacements and extensions thereof; provided that the mortgagee named therein shall agree to recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default hereunder. If any mortgagee of the Land and Building wishes to have this Lease a prior lien to its mortgage, then and in such event, upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior to the lien of such mortgage. Within ten (10) days of presentation, Tenant shall execute any documents which any such mortgagee may require to effectuate the provisions of this Section 24 and shall execute an estoppel certificate and subordination, nondisturbance and attornment agreement in substantially the forms attached as Exhibit D and Exhibit E, respectively, to this Lease, as requested by Landlord from time to time.

25.	Estoppel Certificate. From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit D and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 25 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignment of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and/or Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument.

26.	Condemnation. If the whole of Premises, or if such portion of the facilities in Building as may be required for the reasonable use of Premises, are taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. Current rent shall be apportioned as of the date of such termination. In case of a taking of a part of Premises or a portion of the facilities in Building not required for the reasonable use of Premises, this Lease shall continue in full force and effect and the rent payable shall be equitably reduced based on the proportion by which the floor area of Premises is reduced, such rent reduction to be effective on the date of such partial taking. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising or to the same or any part thereof, provided, however, that nothing herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the interruption of or damage to Tenant’s business, for Tenant’s moving expenses or for the value of Tenant’s property, if any, located in the Premises.

27.	Tax On Rents. The rent stated in Section 1(i) is exclusive of any sales, business and occupation, or any other taxes based upon or measured by rents payable to Landlord hereunder. If, during the Lease Term, any such taxes become payable by Landlord to any governmental authority; the rent hereunder shall be deemed increased to net Landlord the same rental after payment of Landlord of any such tax as would have been payable to Landlord prior to the imposition of any such tax. The foregoing does not apply to income, inheritance, gift or succession taxes payable by Landlord.

28.	Notices. All notices under this Lease shall be in writing and delivered in person, sent by certified mail, return receipt requested or sent by reputable overnight courier service, to Landlord or Tenant at the addresses set forth in Sections 1(c) and 1(e) above, or such addresses as may hereafter be designated by either party to the other in writing. Notices given in the manner specified shall be deemed given on the date of personal delivery, one (1) business day following deposit with a reputable overnight courier service with directions for delivery next business morning, or three (3) days following deposit in the U.S. Mail, postage prepaid.

29.	Costs and Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any sums due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or eviction of Tenant during said term or after the expiration thereof; the substantially prevailing party shall be entitled to reasonable attorneys’ fees and all costs incurred in connection therewith, including, without limitation, the fees of accountants, appraisers and other professionals, whether at trial, on appeal or without resort to suit.

30.

Hazardous Materials. Tenant shall not use, introduce, bring onto the Premises, generate, treat, store or dispose of Hazardous Material on the Premises or Common Area of the Building or the Land except in accordance with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Premises or Common Area. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or Common Area caused or permitted by Tenant results in contamination of the Premises or Common Area, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises or Common Area, damages for the loss or restriction on the use of rentable or usable space or of any adverse impact on marketing of space on the Premises or Common Area, and sums paid in settlement of claims; attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial removal or restoration work required by any federal, state or local governmental agency, political subdivision, lender or buyer because of Hazardous Material present in the soil or groundwater on or under the Premises or Common Area, diminution Area, in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Common Area, damages arising from any adverse impact on marketing of space in the building, and sums paid in settlement of claims, attorneys’ fees, consultant fees, laboratory fees and expert fees. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Common Area caused or permitted by Tenant results in any contamination of the Premises or Common Area, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Common Area to the condition existing prior to the contamination of the Premises or Common Area by any such Hazardous Material; provided, however, Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld.

Tenant will deliver to Landlord copies of any documents received from, or sent by Tenant to, the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant’s operations on the Premises.

As used herein, the term “Hazardous Material” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. “Environmental Law(s)” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., the Clean Water Act, 33 U.S.C. Sections 1251, et seq., and the Washington Model Toxics Control Act, Revised Code of Washington Chapter 70.105D, as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, clean-up, transportation or release or threatened release into the environment of Hazardous Material.

31.

Americans With Disabilities Act (ADA) Compliance. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans With Disabilities Act (the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) following completion of the Building shall be allocated as follows: (a) Tenant shall, at its sole cost and expense, be responsible for compliance with the provisions of Title III of the ADA for any alterations, additions, improvements and repairs made within the Premises, whether by Landlord or Tenant and whether at Landlord’s or Tenant’s expense; and (b) Landlord shall, at Landlord’s sole cost and expense, be responsible for compliance with the provisions of Title III of the ADA for (1) all areas of the Building which are exterior to the Premises (unless such renovations and alterations are required due to Tenant’s particular use of such areas), and (2) all of the remaining portions of the Land. Landlord agrees to indemnify and hold Tenant harmless from and against any claims, damages, costs and liabilities arising out of Landlord’s failure, or alleged failure, as the case may be, to comply with its obligations under this Section 31, which indemnification obligation shall survive the expiration or termination of this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant’s failure, or alleged failure, as the case may be, to comply with its obligations under this Section 31, which indemnification obligation shall survive the expiration or termination of this Lease.

Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this Section 31.

32.	Brokers; Agency Disclosure. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no other broker, agent or other person brought about this transaction, other than Windemere Commercial; representing Tenant (“Tenant’s Agent”) and the Broderick Group, representing Landlord (“Landlord’s Agent”). Landlord shall pay Tenant’s Agent a commission pursuant to a separate commission agreement between the parties. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Tenant further indemnifies and holds Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to any subsequent modification, extension, expansion of the Premises or other change in the terms of this Lease. The provisions of this paragraph shall survive the termination of this Lease.

33.	General Provisions.

(a)	Section Heading. The titles to Sections of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part thereof.

(b)	Governing Law. This Lease shall be construed and governed by the laws of the State of Washington.

(c)	Force Majeure. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes, or other labor disturbances, civil commotion or war.

(d)	Landlord’s Consent. Whenever Landlord’s consent is required under the terms hereof, such consent shall not be unreasonably withheld.

(e)	Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

(f)	Authority. Tenant represents and warrants to Landlord that Tenant has all power and authority to enter into this Lease and perform the obligations of Tenant hereunder, and that the person executing this Lease on behalf of Tenant is authorized to do so.

(g)	Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of the Premises and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified, or added to except in writing signed by Landlord and Tenant.

(h)	Counterparts. This Lease may be executed by the parties in counterparts, which, taken together, constitute the entire Lease.

(i)	Invalidity of Provisions. The invalidity of all or any part of any section of this Lease will not render invalid the remainder of this Lease or the remainder of such section. If any provision of this Lease is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD: JOSEPH VANCE BUILDING LIMITED PARTNERSHIP, a Washington limited partnership			TENANT: IMPERIUM RENEWABLES, INC., a Washington corporation

By:	F.S.W. Corporation, a Washington corporation, its general partner		By:
Its: CEO

By:
Name: Frederic S. Weiss Title: President

STATE OF WASHINGTON	}
ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that FREDERIC S. WEISS, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of F.S.W. Corporation, a Washington corporation, the corporation that is the General Partner of Joseph Vance Building Limited Partnership, a Washington limited partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of
Washington, residing at
My commission expires

STATE OF WASHINGTON	}
ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that                         , is the person who appeared before me, and said person acknowledged that                  signed this instrument, on oath stated that                  was authorized to execute the instrument and acknowledged it as the                          of IMPERIUM RENEWABLES, INC., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of
Washington, residing at
My commission expires

EXHIBIT A

Floor Plan of Premises

A-1

EXHIBIT B

Rules and Regulations

1.	No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shadow, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course or its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except in accordance with the provisions of the Communications Site Lease between Landlord and Tenant.

4.	The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to Tenant’s property by the janitor or any other employee or any other person.

6.

Landlord will furnish Tenant, free of charge, two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of the Premises. If Tenant installs a separate security system, Tenant shall provide Landlord with card keys or passwords for emergency access. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, security system or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

8.	Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square foot for which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expenses, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11.	Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls.

12.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13.

Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14.	Tenant shall close and lock the doors of its Premises and entirely shutoff all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.	The Building is a no-smoking building. Tenant, its employees, agents, guests, invitees, and licensees are prohibited at all times from smoking within the Building, the Premises, the Common Area or the Land, except in designated smoking areas outside the Building and the Premises, which shall be identified by Landlord from time to time.

16.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

17.	Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided or in Tenant’s Lease.

18.	Tenant shall not install any radio or television antenna, telecom equipment, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.	Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule, except that Tenant shall be permitted to use nails, screws, or other hardware necessary to hang artwork, display boards and other standard office fixtures.

20.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

21.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

22.	Tenant shall store all trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Disposal of any large debris will be at Tenant’s expense.

23.	The Premises shall not be used for the storage of merchandise hold for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper or immoral or objectionable purpose.

24.	Microwave cooking is permitted on the Premises, as is use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such equipment is used in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Tenant is not allowed to use space heaters in the Premises. All appliance outlets shall be equipped and operated by mechanical timers.

25.	Tenant shall not use in any space or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant shall take reasonable measures to protect its Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry into the Premises closed.

29.	The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30.	Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

31.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant of any other tenant, nor prevent

Landlord from thereafter reasonably enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT C

Intentionally Deleted

C-1

EXHIBIT D

TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby warrants, represents and certifies to and agrees with                                                          ,                                     , whose mailing address is                                                   (“Lender”), the following statements set forth below in this Tenant Estoppel Certificate (the “Certificate”) with the understanding that Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Lender in making a permanent loan (the “Loan”) to                                                   (“Landlord”), secured by, among other things, that certain deed of trust/mortgage, assignment of rents and security agreement executed (or to be executed) by Landlord for the benefit of Lender (the “Instrument”) encumbering the land and buildings located on the property as more particularly described on Exhibit A attached hereto (the “Mortgaged Property”). Based upon the foregoing, Tenant hereby warrants, represents and certifies as follows:

1. The Tenant is the tenant under that certain lease (the “Lease”) dated                         , as amended on                                          between Landlord, as landlord, and Tenant, as tenant, covering [Store No.    ] [Suite No.    ] [Room No.    ] (the “Demised Premises”) in the Mortgaged Property and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct:

(a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters, guaranties, letters of credit and other documents evidencing, governing or securing the Tenant’s obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire agreement between the Landlord and the Tenant concerning the Demised Premises and the Mortgaged Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B. [The guarantor(s) of the Lease is                         ].

(b) The Lease has commenced pursuant to its terms and is in full force and effect. Except as otherwise set forth in the Lease, the Tenant has no right to vacate the Demised Premises or cease to operate its business therefrom.

(c) The Lease commenced on                                      and expires on                                     . The Tenant has                              remaining options to renew the Lease for a successive period of                      years.

(d) The Tenant is presently obligated to pay the following amounts to the Landlord pursuant to the Lease:

(i) Annual Minimum Rent	Monthly Payment	Applicable Periods
$	$	/ /	to	/ /
$	$	/ /	to	/ /
$	$	/ /	to	/ /
$	$	/ /	to	/ /
$	$	/ /	to	/ /

(ii) Common Area Maintenance (CAM) Charges of $                         per month (amount is based upon an estimate):

(iii) Real Estate Taxes of $                         per month (amount is based upon an estimate);

(iv) Insurance Charges of $                         per month (based upon an estimate); and

(v) Other Charges of $                         per month/quarter/year representing costs for

(e) If percentage rent is payable by the Tenant to the Landlord under the Lease, the last year for which such percentage rent was calculated under the Lease was                             ,          to                         ,          and the amount of percentage rent due and paid- for such year was $            .

(f) The Tenant has paid the monthly charges described in subparagraph 1(d)(i) above through and including the month of                             ,         . The Tenant has paid the charges described in subparagraphs 1(d)(ii) through 1(d)(v) through the most recent billing period for such charges.

(g) The Tenant is in possession of the Demised Premises, is presently open and conducting business with the public at the Demised Premises under the trade name of                              and occupies and uses no other space in the Mortgaged Property other than the Demised Premises.

(h) As of the date hereof, except as otherwise expressly set forth on the attached schedule (if necessary), the Tenant is not entitled to. any credits, reductions, offsets, defenses, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease.

(i) No rent has been paid more than one (1) month in advance.

(j) All of the obligations of the Landlord under the Lease have been duly performed and completed including, without limitation, any obligations of the Landlord to make or to pay the Tenant for any improvements, alterations or work done on the Demised Premises.

(k) There are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease. The Tenant has not assigned, transferred, mortgaged, or hypothecated the Lease or any interest therein or subleased all or any portion of the Demised Premises.

(l) The Tenant does not have any option or right of first refusal to purchase the Demised Premises or all or any portion of the Mortgaged Property or any other rights to lease any other portion of the Mortgaged Property.

(m) The Landlord is not holding any security deposit except in the amount of $            .

(n) Neither Tenant nor any guarantor of the Lease is presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

2. This Certificate shall apply to, bind and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. As used herein, the term “Tenant” shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assignee of Tenant under the Lease and any successor of any of them. The term “Lender” as used herein shall include the current holder of the Instrument, Citigroup Global Markets Realty Corp., and the successors and assigns of Lender, and any person, party or entity which shall become the owner of (a) the Mortgaged Property by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of “Lender” shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of “Lender”. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease.

TENANT:	Imperial Renewables, Inc.

a	Washington Corporation

By:

Title:	CEO

EXHIBIT A

To Tenant Estoppel Certificate

(Mortgaged Property)

EXHIBIT B

To Tenant Estoppel Certificate

(Lease)

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as “Agreement”) made this          day of                         ,             , among                         ,                          (hereinafter referred to as “Lender”), (hereinafter referred to as “Tenant”), and                         , a                          (hereinafter referred to as “Landlord”).

R E C I T A L S:

A. Landlord and Tenant have entered into a certain lease dated                          amended                                     , assigned                                     , (as amended and/or assigned, the “Lease”) relating to the premises known as                          (hereinafter referred to as the “Premises”), located at the real property more particularly described on Exhibit A attached hereto (hereinafter referred to as the “Property”).

B. Lender has made or has committed to make a loan to Landlord in the approximate principal amount of $                         (hereinafter referred to as the “Loan”) secured by a mortgage or security deed (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Mortgage”) and an assignment of leases and rents (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Assignment of Leases”) from Landlord to Lender covering the Property including the Premises.

C. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Subordination and Consent. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises, or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. Tenant agrees that if there is a default by Landlord in the performance and observance of any of the terms of such Loan, Lender may, at its option, demand all rents due under the Lease be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender. Tenant agrees that upon Lender’s written request for payment of rent directly to Lender, Tenant will timely remit any and all payments due under the Lease directly to, and payable to the order of, Lender. Such payments to Lender will constitute performance of Tenant’s payment obligations under the Lease.

2. Nondisturbance. Lender does hereby agree with Tenant that, in the event Lender becomes the fee simple owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be:

(i) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(ii) liable for any act or omission of any prior landlord (including Landlord); or

(iii) bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord); or

(iv) bound by any amendment or modification of the Lease made without its written consent.

Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable Law in order for Lender to avail itself of and complete the foreclosure or other remedy. Tenant acknowledges and agrees that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Lender.

3. Attornment. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4. Lease Defaults. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

5. Obligations and Liability of Lender. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with .zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. Furthermore, in the event that Lender shall acquire Landlord’s interest in the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease (or under any new lease with Tenant), and Lender is hereby released and relieved of any other obligations or liability hereunder; under the Lease or under any such new lease. Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the Landlord’s interest in the Property, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease (as modified by the terms of this Agreement) shall extend only to those liability or obligations accruing subsequent to the date that Lender has acquired Landlord’s interest in the Property. Without limiting the generality of the foregoing, neither the Mortgage, the Assignment of Leases nor this Agreement shall, prior to Lender’s acquisition of Landlord’s interest in the Property, by foreclosure or otherwise, operate to place responsibility for the control, care, management or repair of the Property upon Lender or impose upon Lender responsibility for the carrying out of any of the terms or conditions of the Lease, and Lender shall not be responsible or liable for any waste committed on either the Premises or the Property by any party whatsoever, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of either the Premises or the Property.

6. Severability. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of                                     .

8. Notices. So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery. Notice so given shall be effective, as applicable, upon (i) the third (3rd) day following the day such notice is deposited with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lender:

Landlord:

Tenant:

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease and “Lender” refers to Lender and to any assignee of the note secured by the Mortgage and Lender’s servicer of the Loan, if any.

10. Tenant’s Personal Property. In no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed on or about the Premises.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

12. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

a
By:
Name:
Title:

TENANT:

a
By:
Name:
Title:

LANDLORD:

a
By:
Name:
Title:

                                    , as guarantor of the obligations of Tenant under the Lease, has executed this Agreement under seal for the purpose of acknowledging and consenting to the same.

GUARANTOR:

STATE OF WASHINGTON	}
ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that                         , is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the                          of                                  to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of
Washington, residing at
My commission expires

STATE OF	}
ss.
COUNTY OF

I certify that I know or have satisfactory evidence that                         , is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the                          of                              to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

Notary Public
Print Name
My commission expires
(Use this space for notarial stamp/seal)

STATE OF	}
ss.
COUNTY OF

I certify that I know or have satisfactory evidence that                         , is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the                          of                                      to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

Notary Public
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My commission expires
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